                                                                   EXHIBIT 10(q)


                               THIRD AMENDMENT TO
                                CREDIT AGREEMENT

        THIS THIRD AMENDMENT ("Amendment") dated as of December 2, 2002, by and among the borrowers listed on Schedule 1 (collectively "Companies") and Comerica Bank, a Michigan banking corporation ("Bank").


                                   RECITALS:


        A. Companies and Bank entered into a Credit Agreement dated as of April 25, 2001 which was amended by two amendments ("Agreement").

        B. Companies and Bank desire to amend the Agreement as hereinafter set forth.

        NOW, THEREFORE, the parties agree as follows:

        1. The definitions of Lending Availability set forth in Section 1 of the Agreement is amended to read in its entirety as follows:

                "'Lending Availability' shall mean as of any date of determination thereof, the sum of (a) eighty five percent (85%) of Eligible Accounts plus (b) fifty percent (50%) of Eligible Inventory; provided, however, in no event shall the amount of Lending Availability determined under clause (b) exceed Five Million Dollars ($5,000,000), plus (c) the Overformula Amount, plus (d) until March 15, 2003, seventy percent (70%) of the accrued royalty payment due from Red Spot Paint & Varnish Company, less (e) the amount of the Reserve as of such date of determination. For purposes of the determination of Lending Availability, the Overformula Amount shall initially mean $2,000,000 and shall reduce by $42,000 on the first day of each month commencing January 1, 2003."

        2.      Section 8.2(c) is amended to read in its entirety as follows:

                "On Thursday of each week, a Borrowing Base Report (in the form attached as Exhibit 'A') calculating the Lending Availability as of the end of the preceding week; provided that if the availability under the Revolving Credit Note (calculated as Lending Availability less the outstanding principal amount of Advances and less the undrawn amount of Letters of Credit plus outstanding Letter of Credit Obligations) is less than $1,000,000 for five (5) Business Days during any consecutive thirty
        (30) day period, then thereafter updated Borrowing Base Reports shall be provided each time Companies receive an Advance (but not less frequently than weekly) and such reports shall be accompanied by sales and receipts and such other detail as Bank may require;"

        3. Companies acknowledge that Bank intends to increase the frequency of its collateral audits of Companies to not less than three (3) times per year. This is not a limitation on the frequency of the audits.

        4. If transactional reporting is required under Section 8.2(c), Companies shall be obligated to pay to Bank monthly in advance a collateral monitoring fee of $500 per month.

        5. Companies hereby represent and warrant that, after giving effect to the amendments contained herein, (a) execution, delivery and performance of this Amendment and any other documents and instruments required under this Amendment or the Agreement are within each Company's corporate powers, have been duly authorized, are not in contravention of law or the terms of any Company's Articles of Incorporation or Bylaws, and do not require the consent or approval of any governmental body, agency, or authority; and this Amendment and any other documents and instruments required under this Amendment or the Agreement, will be valid and binding in accordance with their terms; (b) the continuing representations and warranties of each Company set forth in Sections 7.1 through
7.15 of the Agreement are true and correct on and as of the date hereof with the same force and effect as made on and as of the date hereof; (c) the continuing representations and warranties of each Company set forth in Section 7.16 of the Agreement are true and correct as of the date hereof with respect to the most recent financial statements furnished to the Bank by Companies in accordance with Section 8.1 of the Agreement; and (d) no Event of Default (as defined in the Agreement) or condition or event which, with the giving of notice or the running of time, or both, would constitute an Event of Default under the Agreement, as hereby amended, has occurred and is continuing as of the date hereof.

        6. Except as expressly provided herein, all of the terms and conditions of the Agreement remain unchanged and in full force and effect.

        7. This Amendment shall be effective upon (a) the payment by Companies to Bank of a non-refundable amendment fee in the amount of $10,000,
(b) execution of this Agreement by Companies and the Bank and (c) execution and delivery by S.O. Realty, Inc. to Bank of a Continuing Collateral Mortgage in the form attached hereto as Exhibit "A" together with such evidence as the Bank may require regarding priority of the Bank's lien on the real property to be encumbered thereby.

        IN WITNESS the due execution hereof as of the day and year first above written.

COMERICA BANK                               DETREX CORPORATION


By:                                         By: /s/ Robert M. Currie
    ----------------------------               ----------------------------
                                                    Robert M. Currie

Its:                                        Its: Secretary
     ---------------------------

                                        THE ELCO CORPORATION


                                        By: /s/ Robert M. Currie
                                            ---------------------------
                                            Robert M. Currie

                                        Its: Secretary



                                        HARVEL PLASTICS, INC.


                                        By: /s/ Steve Quinlan
                                            ---------------------------

                                        Its: Director
                                             --------------------------

                                        S.O. REALTY, INC.


                                        By: /s/ Robert M. Currie
                                            ---------------------------
                                            Robert M. Currie

                                        Its: Secretary

                                   SCHEDULE 1


Detrex Corporation

The Elco Corporation

Harvel Plastics, Inc.

S.O. Realty, Inc.